UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2018

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:  (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
We issued one convertible loan in the face amount of $350,000 to two accredited investors who are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and we relied on the exemption from the registration requirements provided for in Regulation S. The convertible loan evidences a debt due on demand that bears interest at a rate of 10% per annum.  The holder of the convertible loan may convert part or all of the sums due at any time and from time-to-time, at its discretion, plus accrued interest, into common shares of the Registrant at a conversion price of $0.20 per share or such lesser price that the Registrant may issue additional shares to third parties (the “Conversion Price”), and, on conversion or repayment of the convertible loan, the Registrant will issue warrants of the Registrant in a number that is equal to the amount of the Loan divided by the Conversion price, exercisable at the Funding Price (as defined in the Agreements) per Warrant.
A copy of the agreement is attached as an exhibit to this current report on Form 8-K.
Item 3.02 Unregistered Sales of Equity Securities.
The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Convertible Loan and Subscription Agreement dated March 8, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By: /s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Secretary,
 Treasurer and Chief Financial Officer

Dated: April 13, 2018